Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

Insight Enterprises, Inc. Reports thirD QUARTER 2019 Results

TEMPE, AZ – November 6, 2019 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported financial results for the quarter ended September 30, 2019 and compared the results to the quarter ended September 30, 2018:

•	Net sales increased 9% to $1.91 billion
•	Gross profit increased 18% to $276.2 million
•	Gross margin increased 100 basis points to 14.4%
•	Earnings from operations decreased 11% to $44.4 million
•	Adjusted earnings from operations increased 7% to $58.9 million
•	Diluted earnings per share of $0.76 decreased 15% year to year
•	Adjusted diluted earnings per share of $1.10 increased 10% year over year

In the third quarter of 2019, net sales increased 9%, gross profit increased 18% and gross margin increased 100 basis points compared to the third quarter of 2018.  The increase in net sales is primarily the result of our acquisition of PCM, Inc. (“PCM”) on August 30, 2019.  The increase in gross profit and gross margin primarily reflects an increase in higher margin services net sales, including cloud solutions, reported in the Company’s legacy business and higher margins from PCM net sales.  Earnings from operations decreased 11% and diluted earnings per share decreased 15%, year to year, as a result of acquisition-related and restructuring expenses incurred in the quarter compared to the same period in the prior year.

“Our third quarter results reflect our strategy to leverage our four solution areas to optimize our business mix in higher margin categories, including cloud solutions and services, which led to a 100 basis point improvement in gross margin in the quarter.  We also closed the PCM acquisition on August 30th which expands our reach into higher margin end markets which we expect will provide opportunity to scale our business and drive additional margin improvement in the future,” stated Ken Lamneck, President and Chief Executive Officer.  “Our differentiated solutions and disciplined operating model combined with PCM’s reach into the middle market will position us well to drive growth and deliver on our financial commitments as we head into 2020,” stated Lamneck.

KEY HIGHLIGHTS

•	Consolidated net sales for the third quarter of 2019 of $1.91 billion increased 9% year over year compared to the third quarter of 2018, primarily as a result of our acquisition of PCM.
•	Net sales in North America increased 10% year over year to $1.52 billion;
•	Net sales in EMEA increased 3% year over year to $355.7 million; and
•	Net sales in APAC increased 34% year over year to $41.7 million.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales increased 11% year over year, with an increase in net sales in North America, EMEA and APAC of 11%, 9% and 40%, respectively, year over year.

•	Consolidated gross profit increased 18% to $276.2 million compared to the third quarter of 2018, with consolidated gross margin expanding 100 basis points to 14.4% of net sales.
•	Gross profit in North America increased 22% year over year to $218.6 million (14.4% gross margin);
•	Gross profit in EMEA increased 1% year over year to $47.9 million (13.5% gross margin); and
•	Gross profit in APAC increased 16% year over year to $9.7 million (23.2% gross margin).

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit increased 19% year over year, with gross profit growth in North America, EMEA and APAC of 22%, 7% and 21%, respectively, year over year.

•	Consolidated earnings from operations decreased 11% compared to the third quarter of 2018 to $44.4 million, or 2.3% of net sales.
•

Earnings from operations in North America decreased 11% year to year to $39.3 million, or 2.6% of net sales, primarily as a result of acquisition-related and restructuring expenses incurred in the quarter;

•	Earnings from operations in EMEA decreased 32% year to year to $3.1 million, or 0.9% of net sales; and
•	Earnings from operations in APAC increased 60% year over year to $2.0 million, or 4.8% of net sales.
•

Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations decreased 10% year to year, with a decline in earnings from operations in North America and EMEA of 11% and 28%, respectively, year to year, partially offset by earnings from operations growth in APAC of 64% year over year.

•	Consolidated net earnings and diluted earnings per share for the third quarter of 2019 were $27.1 million and $0.76, respectively, at an effective tax rate of 27.2%.
•	Adjusted consolidated net earnings and Adjusted diluted earnings per share for the third quarter of 2019 were $39.6 million and $1.10, respectively.

In discussing financial results for the three months ended September 30, 2019 and 2018 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to such measures as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

In some instances the Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

guidance

For the full year 2019, the Company expects to deliver net sales growth between 9% and 11% compared to 2018, reflecting the acquisition of PCM for the last four months of the year.  The Company’s Adjusted diluted earnings per share outlook for the full year of 2019 is between $5.45 and $5.50.

This outlook assumes:

•	an effective tax rate of 25% to 26% for Q4 2019;
•	capital expenditures of $70 to $75 million for the full year, including the planned purchase of real estate in the fourth quarter of approximately $48 million; and
•	an average share count for the full year of approximately 36.0 million shares.

This outlook does not reflect the repurchase of any further shares of the Company’s common stock, excludes acquisition-related expenses, excludes severance and restructuring expenses incurred, excludes amortization of intangible assets, and excludes amortization of convertible debt discount and issuance costs during the first nine months of 2019 and those that may be incurred during the balance of 2019.  Due to the inherent difficulty of forecasting all of these types of expenses, which impact net earnings and diluted earnings per share, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings and diluted earnings per share.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2019 forecast.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Conference Call and Webcast

The Company will host a conference call and live web cast today at 9:00 a.m. ET to discuss third quarter 2019 results of operations.  A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the web cast will be available on the Company’s web site for a limited time following the call.  To listen to the live web cast by telephone, call 1-877-524-8416 if located in the U.S., 412-902-1028 for international callers, and enter the access code 13695651.

Use of NON-GAAP Financial Measures

The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted consolidated earnings from operations, Adjusted consolidated net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, (iii) amortization of intangible assets, and (iv) the tax effects of each of these items, as applicable. Adjusted consolidated net earnings and Adjusted diluted earnings per share also exclude amortization of debt discount and issuance costs associated with the issuance of the Company’s convertible senior notes due 2025. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted free cash flow is the Company’s net cash provided or used by operating activities adjusted for (i) purchases of property and equipment and (ii) the net borrowings or repayments under the inventory financing facilities.  Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, (ii) certain acquisition-related expenses, and (iii) the tax effects of each of these items, as applicable.

Insight has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Insight has made.  The amount of an acquisition’s purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore Insight is excluding amortization of acquired intangible assets from its non-GAAP financial measures, as indicated above, to provide investors with a more consistent basis for comparing pre- and post-acquisition operating results.

These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Financial Summary Table

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	change	2019	2018	change
Insight Enterprises, Inc.
Net sales:
Products	$1,668,880	$1,548,273	8%	$4,729,887	$4,724,888	—
Services	$243,667	$199,453	22%	$704,147	$606,202	16%
Total net sales	$1,912,547	$1,747,726	9%	$5,434,034	$5,331,090	2%
Gross profit	$276,195	$234,914	18%	$800,116	$739,554	8%
Gross margin	14.4%	13.4%	100 bps	14.7%	13.9%	80 bps
Selling and administrative expenses	$223,215	$184,095	21%	$613,767	$561,739	9%
Severance and restructuring expenses	$2,662	$683	> 100%	$3,712	$2,709	37%
Acquisition-related expenses	$5,896	$188	> 100%	$9,059	$282	> 100%
Earnings from operations	$44,422	$49,948	(11%)	$173,578	$174,824	(1%)
Net earnings	$27,132	$32,154	(16%)	$116,457	$116,636	—
Diluted earnings per share	$0.76	$0.89	(15%)	$3.23	$3.24	—

North America
Net sales:
Products	$1,315,813	$1,213,033	8%	$3,611,895	$3,553,147	2%
Services	$199,349	$158,426	26%	$551,215	$465,458	18%
Total net sales	$1,515,162	$1,371,459	10%	$4,163,110	$4,018,605	4%
Gross profit	$218,644	$179,327	22%	$600,310	$545,215	10%
Gross margin	14.4%	13.1%	130 bps	14.4%	13.6%	80 bps
Selling and administrative expenses	$170,993	$134,792	27%	$452,441	$402,638	12%
Severance and restructuring expenses	$2,449	$253	> 100%	$3,260	$1,034	> 100%
Acquisition-related expenses	$5,896	$188	> 100%	$9,059	$282	> 100%
Earnings from operations	$39,306	$44,094	(11%)	$135,550	$141,261	(4%)

Sales Mix			**			**
Hardware	67%	69%	7%	65%	68%	(1%)
Software	20%	19%	14%	22%	21%	10%
Services	13%	12%	26%	13%	11%	18%
	100%	100%	10%	100%	100%	4%

EMEA
Net sales:
Products	$324,255	$316,100	3%	$1,011,965	$1,057,764	(4%)
Services	$31,453	$29,080	8%	$113,092	$104,086	9%
Total net sales	$355,708	$345,180	3%	$1,125,057	$1,161,850	(3%)
Gross profit	$47,891	$47,234	1%	$169,324	$165,248	2%
Gross margin	13.5%	13.7%	(20 bps)	15.1%	14.2%	90 bps
Selling and administrative expenses	$44,568	$42,206	6%	$139,365	$137,383	1%
Severance and restructuring expenses	$213	$430	(50%)	$328	$1,545	(79%)
Earnings from operations	$3,110	$4,598	(32%)	$29,631	$26,320	13%

Sales Mix			**			**
Hardware	39%	43%	(7%)	40%	44%	(11%)
Software	52%	49%	11%	50%	48%	1%
Services	9%	8%	8%	10%	8%	9%
	100%	100%	3%	100%	100%	(3%)

**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Financial Summary Table (continued)

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	change	2019	2018	change
APAC
Net sales:
Products	$28,812	$19,140	51%	$106,027	$113,977	(7%)
Services	$12,865	$11,947	8%	$39,840	$36,658	9%
Total net sales	$41,677	$31,087	34%	$145,867	$150,635	(3%)
Gross profit	$9,660	$8,353	16%	$30,482	$29,091	5%
Gross margin	23.2%	26.9%	(370 bps)	20.9%	19.3%	160 bps
Selling and administrative expenses	$7,654	$7,097	8%	$21,961	$21,718	1%
Severance and restructuring expenses	$—	$—	—	$124	$130	(5%)
Earnings from operations	$2,006	$1,256	60%	$8,397	$7,243	16%

Sales Mix			**			**
Hardware	22%	20%	53%	18%	15%	14%
Software	47%	42%	49%	55%	61%	(12%)
Services	31%	38%	8%	27%	24%	9%
	100%	100%	34%	100%	100%	(3%)

**	Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

Forward-Looking Information

Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, including the Company’s expected 2019 financial results, sales growth and Adjusted diluted earnings per share for the full year 2019, and the assumptions relating thereto, as well as the Company’s anticipated effective tax rate, capital expenditures and plans concerning repurchases of the Company’s common stock, the Company’s expectations regarding cash flow, and the Company’s expectations about future benefits relating to the PCM acquisition, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, in “Cautionary Note Regarding Forward-looking Statements” in the Company’s Current Report on Form 8-K filed on June 24, 2019, and in the Company’s subsequent filings with the Securities and Exchange Commission:

•	actions of our competitors, including manufacturers and publishers of products we sell;
•

our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and the requirements year over year;

•	changes in the IT industry and/or rapid changes in technology;
•	risks associated with the integration and operation of acquired businesses, including PCM;
•	possible significant fluctuations in our future operating results as well as seasonality and variability of customer demands;
•	the risks associated with our international operations;
•	general economic conditions, economic uncertainties and changes in geopolitical conditions;
•	increased debt and interest expense and decreased availability of funds under our financing facilities;
•	the security of our electronic and other confidential information;
•	disruptions in our IT systems and voice and data networks;
•	failure to comply with the terms and conditions of our commercial and public sector contracts;
•	legal proceedings, including PCM related litigation, client audits and failure to comply with laws and regulations;
•	accounts receivable risks, including increased credit loss experience or extended payment terms with our clients;
•	our reliance on independent shipping companies;
•	our dependence on certain key personnel;
•	natural disasters or other adverse occurrences;
•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•	intellectual property infringement claims and challenges to our registered trademarks and trade names;
•	unexpected costs or liabilities in connection with the acquisition of PCM;
•

the Company’s inability to achieve expected synergies and operating efficiencies as a result of the acquisition of PCM, whether within the expected time frames, without undue difficulty, cost or expense, or at all;

•	the Company’s ability to successfully integrate PCM’s operations into its own, whether within expected time frames, without undue difficulty, cost or expense, or at all;
•	the level of revenues following the acquisition of PCM, which may be lower than expected;
•

operating costs, customer loss and business disruptions arising from the acquisition of PCM (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers), which may be greater than expected;

•	cyber attacks or breaches of data privacy and security regulations;
•	uncertainties surrounding the acquisition of PCM;
•	the outcome of any legal proceedings related to the acquisition of PCM;
•	other adverse economic, business, and/or competitive factors;
•	risks that the acquisition of PCM distracts management of the Company or PCM or disrupts current plans and operations;
•	the Company’s ability to retain key PCM and Company employees;

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

•

the senior convertible notes (the “notes”) are effectively subordinated to the Company’s secured debt and are structurally subordinated to any liabilities of our subsidiaries, other than the subsidiary guarantor;

•	the debt may restrict the Company’s future operations and impair its ability to meet business obligations under the notes;
•	the conditional conversion feature of the notes, if triggered, may adversely affect the Company’s financial condition and operating results;
•	the accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on the Company’s reported financial results;
•	future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock and adversely impact the trading price of the notes; and
•	the Company is subject to counterparty risk with respect to the convertible note hedge transactions.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission.  Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Finance
	Tel. 480.333.3390	Tel. 480.333.3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales:
Products	$1,668,880	$1,548,273	$4,729,887	$4,724,888
Services	243,667	199,453	704,147	606,202
Total net sales	1,912,547	1,747,726	5,434,034	5,331,090
Costs of goods sold:
Products	1,519,240	1,415,808	4,315,464	4,319,181
Services	117,112	97,004	318,454	272,355
Total costs of goods sold	1,636,352	1,512,812	4,633,918	4,591,536
Gross profit	276,195	234,914	800,116	739,554
Operating expenses:
Selling and administrative expenses	223,215	184,095	613,767	561,739
Severance and restructuring expenses, net	2,662	683	3,712	2,709
Acquisition-related expenses	5,896	188	9,059	282
Earnings from operations	44,422	49,948	173,578	174,824
Non-operating (income) expense:
Interest income	(393)	(330)	(930)	(653)
Interest expense	8,087	6,132	17,511	17,249
Net foreign currency exchange (gain) loss	(391)	539	(10)	19
Other (income) expense, net	(147)	393	868	1,019
Earnings before income taxes	37,266	43,214	156,139	157,190
Income tax expense	10,134	11,060	39,682	40,554
Net earnings	$27,132	$32,154	$116,457	$116,636

Net earnings per share:
Basic	$0.76	$0.91	$3.27	$3.27
Diluted	$0.76	$0.89	$3.23	$3.24

Shares used in per share calculations:
Basic	35,512	35,468	35,631	35,622
Diluted	35,868	35,957	36,027	36,012

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$140,549	$142,655
Accounts receivable, net	2,320,681	1,931,736
Inventories	219,932	148,503
Other current assets	120,972	115,683
Total current assets	2,802,134	2,338,577

Property and equipment, net	169,996	72,954
Goodwill	358,384	166,841
Intangible assets, net	350,342	112,179
Deferred income taxes	3,027	7,967
Other assets	298,477	77,429
	$3,982,360	$2,775,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$1,220,678	$978,104
Accounts payable – inventory financing facilities	207,658	304,130
Accrued expenses and other current liabilities	254,677	190,733
Current portion of long-term debt	1,142	1,395
Deferred revenue	67,819	62,300
Total current liabilities	1,751,974	1,536,662

Long-term debt	835,714	195,525
Deferred income taxes	58,665	683
Other liabilities	233,369	56,088
	2,879,722	1,788,958
Stockholders’ equity:
Preferred stock	—	—
Common stock	353	355
Additional paid-in capital	353,069	323,622
Retained earnings	798,147	704,665
Accumulated other comprehensive loss – foreign currency translation adjustments	(48,931)	(41,653)
Total stockholders’ equity	1,102,638	986,989
	$3,982,360	$2,775,947

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net earnings	$116,457	$116,636
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization of property and equipment	15,506	16,018
Amortization of intangible assets	13,590	11,399
Provision for losses on accounts receivable	2,695	2,572
Amortization of debt discount and issuance costs	2,322	—
Loss on extinguishment of debt	352	—
Write-downs of inventories	3,281	2,410
Write-off of property and equipment	—	367
Non-cash stock-based compensation	11,895	10,764
Deferred income taxes	2,501	2,964
Changes in assets and liabilities:
Decrease in accounts receivable	68,057	222,047
(Increase) decrease in inventories	(17,946)	24,373
(Increase) decrease in other assets	(99,681)	31,555
Decrease in accounts payable	(39,191)	(201,147)
(Decrease) increase in deferred revenue	(1,148)	11,326
Increase (decrease) in accrued expenses and other liabilities	89,905	(4,043)
Net cash provided by operating activities	168,595	247,241
Cash flows from investing activities:
Purchases of property and equipment	(16,922)	(13,046)
Proceeds from sale of foreign entity	—	479
Acquisitions, net of cash and cash equivalents acquired	(664,287)	(74,938)
Net cash used in investing activities	(681,209)	(87,505)
Cash flows from financing activities:
Borrowings on senior revolving credit facility	242,936	569,232
Repayments on senior revolving credit facility	(242,936)	(686,732)
Borrowings on ABL revolving credit facility	986,754	—
Repayments on ABL revolving credit facility	(454,544)	—
Borrowings on accounts receivable securitization financing facility	2,364,500	2,662,000
Repayments on accounts receivable securitization financing facility	(2,558,500)	(2,576,000)
Repayments under Term Loan A	—	(9,844)
Repayments under other financing agreements	(183)	(2,312)
Payments on finance lease obligations	(980)	(1,002)
Net repayments under inventory financing facilities	(96,472)	(81,911)
Proceeds from issuance of convertible senior notes	341,250	—
Proceeds from issuance of warrants	34,440	—
Purchase of hedge related to convertible senior notes	(66,325)	—
Payment of debt issuance costs	(1,180)	(270)
Payment of payroll taxes on stock-based compensation through shares withheld	(6,419)	(3,195)
Repurchases of common stock	(27,899)	(22,069)
Net cash provided by (used in) financing activities	514,442	(152,103)
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	(3,960)	(2,434)
(Decrease) increase in cash, cash equivalents and restricted cash	(2,132)	5,199
Cash, cash equivalents and restricted cash at beginning of period	144,293	107,445
Cash, cash equivalents and restricted cash at end of period	$142,161	$112,644

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$44,422	$49,948	$173,578	$174,824
Severance and restructuring expenses	2,662	683	3,712	2,709
Acquisition-related expenses	5,896	188	9,059	282
Amortization of intangible assets	5,946	4,185	13,590	11,399
Adjusted non-GAAP consolidated EFO	$58,926	$55,004	$199,939	$189,214

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$27,132	$32,154	$116,457	$116,636
Severance and restructuring expenses	2,662	683	3,712	2,709
Acquisition-related expenses	5,896	188	9,059	282
Amortization of intangible assets	5,946	4,185	13,590	11,399
Amortization of debt discount and issuance costs	1,398	—	1,398	—
Income taxes on non-GAAP adjustments	(3,414)	(1,250)	(5,588)	(3,506)
Adjusted non-GAAP consolidated net earnings	$39,620	$35,960	$138,628	$127,520

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$0.76	$0.89	$3.23	$3.24
Severance and restructuring expenses	0.07	0.02	0.10	0.08
Acquisition-related expenses	0.16	0.01	0.25	0.01
Amortization of intangible assets	0.16	0.12	0.38	0.31
Amortization of debt discount and issuance costs	0.04	—	0.04	—
Income taxes on non-GAAP adjustments	(0.09)	(0.04)	(0.15)	(0.10)
Adjusted non-GAAP diluted EPS	$1.10	$1.00	$3.85	$3.54

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$39,306	$44,094	$135,550	$141,261
Severance and restructuring expenses	2,449	253	3,260	1,034
Acquisition-related expenses	5,896	188	9,059	282
Amortization of intangible assets	5,765	3,949	13,037	10,670
Adjusted non-GAAP EFO from North America segment	$53,416	$48,484	$160,906	$153,247

Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$3,110	$4,598	$29,631	$26,320
Severance and restructuring expenses	213	430	328	1,545
Amortization of intangible assets	67	71	205	216
Adjusted non-GAAP EFO from EMEA segment	$3,390	$5,099	$30,164	$28,081

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$2,006	$1,256	$8,397	$7,243
Severance and restructuring expenses	—	—	124	130
Amortization of intangible assets	114	165	348	513
Adjusted non-GAAP EFO from APAC segment	$2,120	$1,421	$8,869	$7,886

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to NON-GAAP Financial Measures (Continued)

(In thousands, except per share data)

(unaudited)

	Nine Months Ended September 30,
	2019	2018
Adjusted free cash flow:
Net cash provided by operating activities	$168,595	$247,241
Purchases of property and equipment	(16,922)	(13,046)
Net repayments under inventory financing facilities	(96,472)	(81,911)
Adjusted non-GAAP free cash flow	$55,201	$152,284

	Twelve Months Ended September 30,
	2019	2018
Adjusted return on invested capital:
GAAP consolidated EFO	$232,237	$220,362
Severance and restructuring expenses	4,427	5,500
Acquisition-related expenses	9,059	282
Adjusted non-GAAP consolidated EFO *	245,723	226,144
Income tax expense**	67,574	62,190
Adjusted non-GAAP consolidated EFO, net of tax	$178,149	$163,954
Average stockholders’ equity***	$1,027,884	$880,167
Average debt***	292,842	311,066
Average cash***	(126,233)	(160,331)
Invested Capital	$1,194,493	$1,030,902

Adjusted non-GAAP ROIC (from GAAP consolidated EFO) ****	14.10%	15.50%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO) *****	14.91%	15.90%

*

The adjusted non-GAAP consolidated EFO amount used for the Adjusted non-GAAP ROIC calculation does not exclude amortization of intangible assets.  This calculation remains consistent with the metric utilized in management’s compensation plan.

**	Assumed tax rate of 27.5% for 2019 and 2018.
***	Average of previous five quarters.
****	Computed as GAAP consolidated EFO, net of tax of $63,865 and $60,600 for the twelve months ended September 30, 2019 and 2018, respectively, divided by invested capital.
*****	Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.

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Insight Enterprises, Inc.	6820 South Harl Avenue	Tempe, Arizona 85283	800.467.4448	FAX 480.760.8958